Exhibit 99.1
Regency Energy Partners LP Increases Cash Distribution by 5.7%: Invites
Investors to Third Quarter 2006 Earnings Call on November 14th
DALLAS, Tex., October 27, 2006 — Regency Energy Partners LP (Nasdaq: RGNC) today announced that it has increased the cash distribution to 37 cents per unit for the third quarter ending September 30, 2006. This represents a 5.7% increase in the quarterly cash distribution, and equates to a $1.48 per unit on an annual basis. The distribution will be paid on November 14, 2006, to unitholders of record at the close of business on November 7, 2006.
Regency Energy Partners will hold the quarterly conference call to discuss third quarter 2006 results on Tuesday, November 14, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).
The dial-in number for the call is 1-800-573-4754 in the United States or +1-617-224-4325 outside the United States, pass code 95716113. A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ web site at www.regencyenergy.com. The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888) pass code 83245949. A replay of the broadcast will also be available on the Partnership’s web site.
Regency Energy Partners LP is a growth-oriented, midstream energy partnership engaged in the gathering, processing, marketing, and transportation of natural gas and natural gas liquids. Additional information about Regency can be found at www.regencyenergy.com.
Information Concerning Forward-Looking Statements
This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the partnership, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements.
Contact:
Investor Relations:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com
Media Relations:
Elizabeth Browne
Michael & Partners
972-716-0500 x26
ebrowne@michaelpartners.com